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                                                                     Exhibit 3.2



                             Amended and Restated Bylaws
                                          of
                                    Pathnet, Inc.

                                A Delaware Corporation
                               ________________________


                                      ARTICLE 1

                                     DEFINITIONS

          As used in these Bylaws, unless the context otherwise requires, the term:

          1.1 "Assistant Secretary" means an Assistant Secretary of the Corporation.

          1.2 "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

          1.3  "Board" means the Board of Directors of the Corporation.

          1.4 "Business Day" means any day which is not a Saturday, a Sunday, or a day on which banks are authorized to close in the City of New York.

          1.5 "Bylaws" means the bylaws of the Corporation, as amended from time to time.

          1.6 "Certificate of Incorporation" means the certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

          1.7  "Chairman" means the Chairman of the Board of the Corporation.

          1.8 "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

          1.9  "Corporation" means Pathnet, Inc.

          1.10 "Directors" means directors of the Corporation.


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          1.11 "Entire Board" means all Directors of the Corporation in office, whether or not present at a meeting of the Board, but disregarding vacancies.

          1.12 "Executive Vice President" means an Executive Vice President of the Corporation.

          1.13 "General Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.

          1.14 "Office of the Corporation" means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

          1.15 "President" means the President of the Corporation.

          1.16 "Secretary" means the Secretary of the Corporation.

          1.17 "Stockholders" means stockholders of the Corporation.

          1.18 "Treasurer" means the Treasurer of the Corporation.

          1.19 "Vice President" means a Vice President of the Corporation.


                                      ARTICLE 2

                                     STOCKHOLDERS

          2.1 Place of Meetings. Every meeting of Stockholders shall be held at the Office of the Corporation or at such other place within or without the State of Delaware as shall be designated, from time to time, by the Board, the Chairman or the President, and specified or fixed in the notice of such meeting or in the waiver of notice thereof.

          2.2 Annual Meeting. A meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such business day in each year as may be determined by resolution adopted by affirmative vote of a majority vote of the Entire Board and designated in the notice of meeting.

          2.3 Deferred Meeting for Election of Directors, Etc. If the annual meeting of Stockholders for the election of Directors and the transaction of other business is not held on the date designated therefor or at any adjournment of a meeting convened on such date, the Board shall call a meeting of Stockholders for the

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election of Directors and the transaction of other business as soon thereafter as convenient.

          2.4 Special Meetings. A special meeting of Stockholders, unless otherwise prescribed by statute, may be called at any time by the Board, the Chairman or by the President. At any special meeting of Stockholders, no business may be transacted other than (i) such business stated in the notice thereof given pursuant to Section 2.6 hereof or in any waiver of notice thereof given pursuant to Section 2.7 hereof (in a form prepared by the Secretary) or
(ii) such business as is related to the purpose or purposes of such meeting and which is properly brought before the meeting by or at the direction of the Board.

          2.5 Fixing Record Date. For the purpose of (a) determining the Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof or (ii) to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be (x) in the case of clause (a)(i) above, more than sixty nor less than ten days before the date of such meeting and (y) in the case of clause (a)(ii) or (b) above, more than sixty days prior to such action. If no such record date is fixed:

                    2.5.1 the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

                    2.5.2 the record date for determining Stockholders for any purpose other than those specified in Section 2.5.1 hereof shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

          2.6 Notice of Meetings of Stockholders. Except as otherwise provided in Section 2.7 hereof, whenever under the provisions of any statute, the Certificate of Incorporation or these Bylaws, Stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by any statute, the


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Certificate of Incorporation or these By-laws, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each Stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this
Section 2.6 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

          2.7 Waivers of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing, signed by the Stockholder or Stockholders entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

          2.8 List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. If any voting group exists, such list shall be arranged by voting group and within each voting group by series or class of shares. Such list shall be open to the examination of any Stockholder, the Stockholder's agent or attorney, at the Stockholder's expense, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The Corporation shall maintain the list of Stockholders in written form or in another form capable of conversion into written form within a reasonable time. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the Stockholders entitled to

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examine the stock ledger, the list of Stockholders or the books of the
Corporation, or to vote in person or by proxy at any meeting of Stockholders.

          2.9 Quorum of Stockholders; Adjournment. Except as otherwise provided by any statute, the Certificate of Incorporation or these Bylaws, the holders of a majority of all outstanding shares of stock entitled to vote at any meeting of Stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of Stockholders, it is not broken by the subsequent withdrawal of any Stockholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          2.10 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every Stockholder of record shall be entitled at every meeting of Stockholders to one vote for each share of capital stock standing in his or her name on the record of Stockholders determined in accordance with Section 2.5 hereof. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in the Bylaws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares. Holders of redeemable shares of stock are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the stocks has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares of stock. At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by statute or by the Certificate of Incorporation or by these Bylaws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. Where a separate vote by a class or classes of stock is required by statute, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes present in


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person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter, and such matter shall be decided by a majority of the votes of such class or classes present in person or represented by proxy at the meeting. Directors may be elected either by written ballot or by voice vote. In voting on any other question on which a vote by ballot is required by law or is demanded by any Stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the Stockholder voting or the Stockholder's proxy and shall state the number of shares voted. On all other questions, the voting may be by voice vote. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

          2.11 Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Corporation, in advance of any meeting of Stockholders, shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots,
(c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise.

          2.12 Conduct of Meetings. At each meeting of Stockholders, the President, or in the absence of the President, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, an Executive Vice President, and in case more than one Executive Vice President shall be present, that Executive Vice President designated by the Board (or in the absence of any such designation, in the order of their first election, present), or it there is no Executive Vice President or if there be one and the Executive Vice President is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by

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the Board (or in the absence of any such designation, in the order of their first election, present), shall act as chairman of the meeting. The Secretary, or in his or her absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

               (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at an annual meeting or special meeting of Stockholders (i) by or at the direction of the Board, (ii) by any nominating committee or person appointed by the Board or (iii) by any Stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the provisions of the following paragraph (persons nominated in accordance with (iii) above are referred to herein as "Stockholder nominees").

                    In addition to any other applicable requirements, all nominations of Stockholder nominees must be made by written notice given by or on behalf of a Stockholder of record of the Corporation (the "Notice of Nomination"). The Notice of Nomination must be delivered personally to, or mailed to, and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary, not less than 30 days nor more than 60 days prior to the annual meeting or special meeting of Stockholders; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such Notice of Nomination shall set forth (i) the name and record address of the Stockholder proposing to make nominations, (ii) the class and number of shares of capital stock held of record, held beneficially and represented by proxy held by such person as of the record date for the meeting and as of the date of such Notice of Nomination, (iii) all information regarding each Stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act"), and the written consent of each such Stockholder nominee to serve if elected, and (iv) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor statute thereto. To the extent not included in items (i) to (iv) above, such Notice of Nomination shall further set forth as to the Stockholder giving such notice: (a) the name and address, as they appear on the Corporation's stock transfer books, of such Stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such

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Stockholder's name and the name and address of other Stockholders known by such
Stockholder to be supporting such Stockholder nominee(s), (b) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such Stockholder and by any other Stockholders known by such Stockholder to be supporting such Stockholder nominee(s) on the record date for the meeting in question (if such date shall then have been made publicly available) and on the date of such Stockholder's Notice of Nomination, and (c) a description of all arrangements or understandings between such Stockholder and each Stockholder nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such Stockholder. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting, that any proposed nomination of a Stockholder nominee was not made in accordance with the foregoing procedures and, if he should so determine, he shall declare to the meeting and the defective nomination shall be discarded. For purposes of Sections 2.12(b) and (c) hereof, public disclosure shall be deemed to be first made when disclosure of such date of the annual meeting of Stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any successor statute thereto.

               (c) At any annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of Stockholders, (i) business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a Stockholder in accordance with the terms of the following paragraph (business brought before the meeting in accordance with (iii) above is referred to as "Stockholder business").

                    In addition to any other applicable requirements, all proposals of Stockholder business must be made by written notice given by or on behalf of a Stockholder of record of the Corporation (the "Notice of Business"). The Notice of Business must be delivered personally to, or mailed to, and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary, not less than 30 days nor more than 60 days prior to the annual meeting of Stockholders; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such Notice of Business shall set forth (i) the name and record address of the Stockholder proposing such Stockholder business, (ii) the class and number of shares of capital stock held of record, held beneficially and represented by proxy held by such person as of the

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record date for the meeting and as of the date of such Notice of Business,
(iii) a brief description of the Stockholder business desired to be brought before the annual meeting and the reasons for conducting such Stockholder business at the annual meeting, (iv) any material interest of the Stockholder in such Stockholder business and (v) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such Stockholder business were a participant in a solicitation subject to
Section 14 of the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting of Stockholders except in accordance with the procedures set forth in this Section 2.12(c), provided, however, that nothing in this Section 2.12(c) shall be deemed to preclude discussion by any Stockholder of any business properly brought before the annual meeting in accordance with said procedure. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the foregoing procedures and, if he should so determine, he shall declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          2.13 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

          2.14 Action by Stockholders.  Notwithstanding the provisions of section 228 of the General Corporation Law (or any successor statute), any action required or permitted by the General Corporation Law to be taken at any annual or special meeting of Stockholders of the Corporation may be taken only at such an annual or special meeting of Stockholders and cannot be taken by written consent without a meeting.


                                      ARTICLE 3

                                      DIRECTORS

          3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these Bylaws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these Bylaws, the Board may exercise all powers and perform all acts that are not required, by these Bylaws or the Certificate of Incorporation or by statute, to be exercised and performed by the Stockholders.

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          3.2  Number; Qualification; Term of Office.  The Board shall consist of not less than three or more than 15 members. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by resolution adopted by a majority of the Entire Board then in office, whether or not present at a meeting. Directors need not be Stockholders. The Directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of Stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 1998, the term of office of the second class to expire at the first annual meeting of Stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 1999 and the term of office of the third class to expire at the annual meeting of Stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 2000. At each annual meeting of Stockholders following such initial election as specified above, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of Stockholders after their election.

          3.3 Tenure. Notwithstanding any provisions to the contrary contained herein, (i) each Director shall hold office until his or her successor is elected and qualified, or until the earlier of such Director's death, resignation or removal and (ii) the term of any director who is also an officer of the Corporation shall terminate if he or she ceases to be an officer of the Corporation.

          3.4 Election. Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of Stockholders by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election.

          3.5 Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of preferred stock of the Corporation then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining Directors then in office although less than a quorum, or by a sole remaining Director and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or, in each case, until their respective successors are duly elected and qualified. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director. When any Director shall give notice of resignation effective at a future date, the Board may fill such vacancy to take effect when such resignation shall become effective.

          3.6 Resignation. Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein

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


specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

          3.7 Removal. Any one or more or all of the Directors may be removed, at any time, but only for cause by the Stockholders having at least a majority in voting power of the then issued and outstanding shares of capital stock of the Corporation. If pursuant to the Certificate of Incorporation a Director is elected by a voting group of Stockholders, only the Stockholders of the voting group may participate in the vote to remove such Director.

          3.8 Compensation. Each Director, in consideration of his or her service as such, may receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such may receive such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.8 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

          3.9 Times and Places of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

          3.10 Annual Meetings. On the day when and at the place where the annual meeting of Stockholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, provided a quorum shall be present, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.12 hereof for special meetings of the Board or in a waiver of notice thereof.

          3.11 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

          3.12 Special Meetings. Special meetings of the Board may be called by the President or any Director then serving on at least one day's notice to each

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Director given by one of the means specified in Section 3.15 hereof other than by mail, or on at least three days' notice if given by mail.

          3.13 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.13 shall constitute presence in person at such meeting.

          3.14 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one day's notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.15 hereof other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

          3.15 Notice Procedure. Subject to Sections 3.13 and 3.16 hereof, whenever, under the provisions of any statute, the Certificate of Incorporation or these Bylaws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director's address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, telecopy or similar means addressed as aforesaid.

          3.16 Waiver of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these Bylaws.

          3.17 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the President, or in the absence of the President, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the

Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

          3.18 Quorum of Directors. Except as otherwise expressly provided by statute or the Certificate of Incorporation, the presence in person of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, but a majority of a smaller number may adjourn any such meeting to a later date.

          3.19 Action by Majority Vote. Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

          3.20 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                      ARTICLE 4

                               COMMITTEES OF THE BOARD

          The Board, by resolution adopted by a majority of the Entire Board, may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the Board in reference to: (i) approving, or recommending to the Stockholders, any action that the Delaware General Corporation Law requires to be approved by the Stockholders; (ii) filling vacancies on the Board or on any of its committees; (iii) amending the Certificate of Incorporation; (iv) adopting, amending, or repealing these Bylaws; (v) approving a plan of merger not requiring approval of the Stockholders; (vi) authorizing or approving a distribution, except according to a general formula or method prescribed by the Board; or (vii) authorizing or approving the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board.
Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to
Article 3 of these Bylaws.


                                      ARTICLE 5

                                       OFFICERS

          5.1 Positions. The officers of the Corporation shall be a President, a Secretary, a Treasurer and such other officers as the Board may appoint, including a Chairman, a Chief Executive Officer, one or more Executive Vice Presidents, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

          5.2 Appointment. The officers of the Corporation shall be chosen by the Board at its annual meeting or at such other time or times as the Board shall determine.

          5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by, or in the manner prescribed by, the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

          5.4 Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the Entire Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

          5.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

          5.6 Chairman. The Chairman shall exercise such duties as are and may be prescribed from time to time by the Board. In the absence of or disability of the Chairman, an officer appointed by the Chairman, or if the Chairman fails to make such appointment, by the Board, shall perform the duties and exercise the powers of the Chairman. The Chairman may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. The Chairman shall preside at all meetings the Board at which he is present, and shall perform such other duties as may be prescribed from time to time by the Board or these Bylaws.

          5.7  Chief Executive Officer.   The Chief Executive Officer shall
exercise such duties as are and may be prescribed from time to time by the Board. The Chief Executive Officer may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts bonds and other obligations which implement policies established by the Board.

          5.8 President. The President shall be responsible to, and shall exercise such duties as are and may be prescribed from time to time by, the Board. The President may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board.

          5.9 Executive Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Executive Vice President, if any, or in the event there be more than one Executive Vice President, the Executive Vice Presidents, in the order designated, or in the absence of any designation, then in the order of their first election, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice President shall generally assist the President and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

          5.10 Vice President. In the absence of the Executive Vice President or in the event of his death, inability or refusal to act, the Vice President, if any, or in the event there be more than one Vice President, the Vice Presidents, in the order designated, or in the absence of any designation, then in the order of their first election, shall perform the duties of the Executive Vice President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Executive Vice President. The Vice President shall generally assist the President and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

          5.11 Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and shall record all the proceedings of the meetings of the stockholders and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when requested by such committees. The Secretary shall give, or cause to be given, required notice of all meetings of the stockholders and the Board, and shall perform such other duties as may be prescribed by the Board or assigned by the President or Chairman. The Secretary shall have custody of the stock certificate books and stockholder records and such other books and records as the Board may direct. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument, and when so affixed, it may be attested by the Secretary's signature. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

          5.12 Assistant Secretary. Any Assistant Secretary elected by the Board shall have the same duties as prescribed for the Secretary and shall perform such duties at the direction of the Secretary, to assist the Secretary, and in the absence of the Secretary, at the direction of the Chairman, the President or any Vice President, and otherwise as directed from time to time by the Chairman, the President or the Board.

          5.13 Treasurer or Chief Financial Officer. The Treasurer or Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board, and shall disburse the funds of the Corporation, as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and the Board at its regular meetings, or when the Board so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation, and shall perform such other duties and have such other powers as the Board, the Chairman or the President may from time to time prescribe.

          5.14 Assistant Treasurer. Any Assistant Treasurer elected by the Board shall have the same duties as prescribed for the Treasurer and shall perform such duties at the direction of the Treasurer, to assist the Treasurer, and in the absence of the Treasurer, at the direction of the Chairman, the President or any Vice President, and otherwise as directed from time to time by the Chairman, the President or the Board.


                                      ARTICLE 6

                    CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

          6.1 Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

          6.2 Loans. The Board may prospectively or retroactively authorize the President or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

          6.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

          6.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

                                      ARTICLE 7

                                 STOCK AND DIVIDENDS

          7.1 Certificates Representing Shares. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board. Such certificates shall be signed by the Chairman, the President, an Executive Vice President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. If the Corporation is authorized to issue direct classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board to determine variations for future series) shall be summarized on the front or back of each certificate of shares of such class or series. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the Stockholder this information on request in writing and without charge. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned, manually or by facsimile signature, by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          7.2 Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Canceled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its Stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

          7.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

          7.4 Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

          7.5 Rules and Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

          7.6 Restriction on Transfer of Stock. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of Stockholders or among such Stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

          7.7 Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and of law, the Board:

                    7.7.1 may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as it, in its discretion, shall deem advisable giving due consideration to the condition of the affairs of the Corporation;

                    7.7.2 may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and

                    7.7.3 may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.


                                      ARTICLE 8

                                  BOOKS AND RECORDS

          8.1 Books and Records. There shall be kept at the Office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the Stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all Stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

          8.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

          8.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the Stockholders for inspection.


                                      ARTICLE 9

                                         SEAL

          The corporate seal, if the Board elects to adopt one, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                                      ARTICLE 10

                                     FISCAL YEAR

          The fiscal year of the Corporation shall end on December 31 of each calendar year, and may be changed, by resolution of the Board.


                                      ARTICLE 11

                                 PROXIES AND CONSENTS

          Unless otherwise directed by the Board, the Chairman, the President, any Executive Vice President, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

                                      ARTICLE 12

                                       OFFICES

          12.1 Registered Office. The registered office of the Corporation shall be at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, State of Delaware. The registered agent of the corporation at such address is The Prentice-Hall Corporation System, Inc.

          12.2 Other Offices. The Corporation may also have offices, including its principal office, at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                      ARTICLE 13

                                   EMERGENCY BYLAWS

         Unless the Certificate of Incorporation provides otherwise, the following provisions of this Article 13 shall be effective during an emergency resulting from an attack on the United States or during any nuclear or atomic disaster or during the existence of a similar catastrophe. During such emergency:

          13.1 Notice to Board Members. Any one member of the Board or any one of the following officers: Chairman, President, any Executive Vice President, any Vice President, Secretary, or Treasurer, may call a meeting of the Board. Such person shall use reasonable efforts to notify all members of the Board, but notice of such meeting need be given only to those Directors whom after reasonable effort it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

          13.2 Temporary Directors and Quorum. One or more officers of the Corporation present at the emergency Board meeting, as is necessary to achieve a quorum, shall be considered to be Directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the Directors are present (including any officers who are to serve as Directors for the meeting), those Directors present (including the officers serving as Directors) shall constitute a quorum. Notwithstanding the foregoing, no meeting of the Board shall take place pursuant to this Article 13 without the presence of at least three Directors (not including officers serving as Directors for the meeting).

          13.3 Actions Permitted To Be Taken.  The Board as constituted in
Section 13.2 hereof, and after notice as set forth in Section 13.1 hereof may:

               13.3.1 prescribe emergency powers to any officer of the Corporation;

               13.3.2 delegate to any officer or Director, any of the powers of the Board;

               13.3.3 designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

               13.3.4 relocate the principal place of business, or designate successive or simultaneous principal places of business; and

               13.3.5 take any other action reasonably necessary to carry on the business of the Corporation.

          13.4 Effectiveness of Emergency Bylaws. To the extent that they are not inconsistent with the provisions of this Article 13, all other provisions of these Bylaws shall remain in effect during an emergency. Upon termination of the emergency, the provisions of this Article 13 shall cease to be operative.


                                      ARTICLE 14

                                      AMENDMENTS

          Except as otherwise expressly specified in the Certificate of Incorporation or these Bylaws, the Board may from time to time adopt, amend or repeal the Bylaws; provided, however, that any Bylaws adopted or amended by the Board may be amended or repealed, and any Bylaws may be adopted, by a vote of the Stockholders having at least two-thirds of the voting power of the then issued and outstanding shares of capital stock of the Corporation.




                                *         *         *

                                    CERTIFICATION

          The undersigned, in his capacity as Secretary of the Corporation, hereby certifies that the foregoing is the Amended and Restated Bylaws of the Corporation adopted by the Board of the Corporation on this _____ day of July, 1998.


                              ______________________________
                              Michael A. Lubin
                              Secretary of Pathnet, Inc.